{Chase Letterhead}
                                     News Release




                          Chase Reports 67 Percent Increase In
                 Third Quarter Operating Earnings Per Share to $1.37 *

New York, October 20, 1999 -- The Chase Manhattan Corporation (NYSE:CMB) today announced earnings per share on an operating basis of $1.37 in the third quarter of 1999, up 67 percent from $0.82 in the 1998 third quarter. Earnings in the third quarter of 1999 were $1.2 billion, up 61 percent from the prior-year quarter. Earnings per share for the first nine months of 1999 were $4.25, up 33 percent from $3.20 for the same period of the prior year. Earnings in the first nine months of 1999 were $3.7 billion, up 29 percent from the first nine months of 1998.

On a reported basis, earnings per share were $1.37 in the third quarter of 1999, up 46 percent from $0.94 in the third quarter of 1998. Net income in the third quarter of 1999 was $1.2 billion, up 42 percent from the prior-year quarter. Earnings per share for the first nine months of 1999 were $4.30, up 47 percent from the same period of the prior year. Net income in the first nine months of 1999 was $3.8 billion, up 42 percent from the corresponding period of the prior year. Reported earnings in all periods include any nonrecurring items.

Third Quarter Financial Highlights
- Operating revenues of $5.4 billion, up 26 percent
- Operating earnings per share of $1.37, up 67 percent
- Return  on  average  common  stockholders'  equity  of  22  percent,   with
  Shareholder  Value Added (SVA) of $539 million
- Common stock repurchases of $780 million, on a net basis, with a Tier 1 capital ratio of 8.2 percent

"This is another strong quarter, with each of our major business lines - Global Banking, Global Services, and National Consumer Services - producing income growth of 25 percent or more and return on equity in excess of 20 percent," said William B. Harrison, Jr., president and chief executive officer. "These earnings continue to demonstrate Chase's disciplined approach to managing capital and making investments that propel future growth. Those investments are ongoing, and in particular our Chase.com initiatives and our announced acquisition of Hambrecht & Quist will accelerate our ability to take advantage of the significant growth opportunities that we see in the Chase franchise."


*All earnings per share numbers are on a diluted basis.
      ----------------------------------

Press contacts:                       Jim Finn              212-270-7438
                                      John Meyers           212-270-7454
Investor contact:                     John Borden           212-270-7318






Line of Business Results


------------------------------------------- ------------------------------------------ ----------------------------------------
GLOBAL BANK                                               Third Quarter                              Nine Months
------------------------------------------- ------------------------------------------ ----------------------------------------
(dollars in millions)                          1999       O(U)1998      O(U) 2Q1999        1999              O(U) 1998
                                               ----       --------      -----------        ----              ---------
Operating Revenues                           $2,234           61%           (12)%        $7,179             $1,415    25%
Cash Operating Earnings                         674          124            (25)          2,371           641         37
Shareholder Value Added                         247          N/M            (48)          1,117           595        114
Cash Return on Common Equity                     20.7%     1,110bp         (770)bp           24.9%       610bp        --
------------------------------------------- ----------- ------------- ---------------- ------------- -------------- -----------


Cash operating earnings in the Global Bank were $674 million in the 1999 third quarter, compared with $301 million in the prior-year quarter, and $893 million in the 1999 second quarter. Operating revenues of $2.23 billion in the third quarter of 1999 were 61 percent higher than in the 1998 third quarter and compared with $2.55 billion in the 1999 second quarter. Cash operating earnings in the 1999 third quarter were more than double the amount in the same quarter of the prior year, but less than the 1999 second quarter when the company benefited from unusually high market-sensitive revenues. Shareholder value added in the 1999 third quarter was $247 million, compared with shareholder value added of negative $104 million in the 1998 third quarter, and shareholder value added of $478 million in the 1999 second quarter. For the first nine months of the year, shareholder value added increased to $1.12 billion, compared with $522 million for the same period of the prior year.


- Total trading revenues were $679 million, compared with $76 million in the prior-year quarter and $733 million in the 1999 second quarter. Results reflect strong performance across the full range of trading products, tempered by a decline in overall market activity from the second quarter.
- Investment banking fees were $486 million in the 1999 third quarter, compared with $322 million in the prior-year quarter. Results reflect market share gains in loan syndications, mergers and acquisitions advisory, and corporate bond underwriting. The 1999 third quarter is the second highest quarter ever; year-to-date 1999 results are up 24 percent over the same nine month period of 1998.
- Private equity-related gains in the 1999 third quarter were $377 million, compared with $60 million in the prior-year quarter and $513 million in the 1999 second quarter. Results include gains on investments in companies that had initial public offerings and on sales of companies in the telecommunications and internet marketplace.


---------------------------------------------- ---------------------------------------- ----------------------------------------
GLOBAL SERVICES                                             Third Quarter                             Nine Months
---------------------------------------------- ---------------------------------------- ----------------------------------------
(dollars in millions)                            1999      O(U)1998      O(U) 2Q1999        1999               O(U)1998
                                                 ----      --------      -----------        ----               --------
Operating Revenues                               $801           13%            3%         $2,308            $249     12%
Cash Operating Earnings                           150           25             8             397              48     14
Shareholder Value Added                            55            4            17             116             (34)    (23)
Cash Return on Common Equity                       20.7%      (310)bp        100bp            18.5%         (460)bp  --
---------------------------------------------- ---------- ------------ ---------------- -------------- ------------- -----------

Cash operating earnings for Global Services in the 1999 third quarter were $150 million, up 25 percent over the prior-year quarter, and up eight percent over the 1999 second quarter. Operating revenues were $801 million, up 13 percent over the 1998 third quarter, reflecting the benefit of acquisitions completed in 1998, offset partially by a decline in excess deposit balances in cash management services. Shareholder value added of $55 million increased four percent over the prior year quarter and 17 percent over the 1999 second quarter.




---------------------------------------------- ---------------------------------------- ----------------------------------------
NATIONAL CONSUMER SERVICES                                  Third Quarter                             Nine Months
---------------------------------------------- ---------------------------------------- ----------------------------------------
(dollars in millions)                             1999      O(U)1998      O(U)2Q1999         1999              O(U)1998
                                                  ----      --------      ----------         ----              --------
Operating Revenues                              $2,498            9%           2%           $7,343           $658    10%
Cash Operating Earnings                            435           25            4             1,251            227    22
Shareholder Value Added                            173          101            5               481            235    96
Cash Return on Common Equity                        21.8%       440bp         20bp              21.3%         400bp  --
---------------------------------------------- ----------- ------------ --------------- --------------- ------------ -----------

Cash operating earnings for National Consumer Services in the 1999 third quarter rose 25 percent from the 1998 third quarter to $435 million. Operating revenues of $2.50 billion rose nine percent over the 1998 third quarter. Shareholder value added increased to $173 million in the 1999 third quarter compared with $86 million in the 1998 third quarter and rose to $481 million for the first nine months.
- Operating revenues from cardmember services were $1,003 million, a three percent increase from third quarter 1998 levels, and cash operating earnings rose 36 percent. These results reflect increased card usage, the impact of pricing initiatives that were implemented in late 1998 and significantly improved credit quality.
- Home finance revenues increased to $307 million, a 17 percent increase from third quarter 1998, and cash operating earnings rose 18 percent, primarily as a result of growth in originations and servicing levels.
- Regional consumer banking revenues were $611 million, up nine percent over the prior-year third quarter, and cash operating earnings rose 11 percent. Results reflect higher deposit balances coupled with growth in consumer banking fees.
- Revenues from diversified consumer services were $262 million, up 13 percent over the 1998 third quarter. Cash operating earnings reflect growth in managed assets in auto finance and higher levels of customer investment activity, offset partially by higher expenses due to increased business volumes.
- Middle Market revenues were $252 million, up four percent from third quarter 1998. Cash operating earnings increased 15 percent over the prior year quarter. These results reflect growth in loan volume along with improved credit quality and disciplined expense management.

Additional Financial Information

- Total operating noninterest expenses were $2.98 billion in the third quarter of 1999, 14 percent above the same 1998 quarter. In the first nine months of 1999 expenses were $8.88 billion, 12 percent above the same period of the prior year. Both increases were driven primarily by incentive costs tied to higher market-sensitive revenues and on-going technology-related investments. Third quarter 1999 expenses remained relatively flat compared with second quarter 1999.

- On a managed basis, including securitizations, credit costs were $642 million in the third quarter of 1999, up from $637 million in the second quarter of 1999 and $566 million in the third quarter of 1998. Nonperforming assets at September 30, 1999 were $2.02 billion, compared with $1.63 billion at June 30, 1999 and $1.53 billion at September 30, 1998, driven by an increase in foreign commercial nonperforming loans. Commercial net charge-offs in the third quarter of 1999 were $102 million, compared to $86 million in the second quarter of 1999 and $92 million in the third quarter of 1998. The company has reclassified net charge-offs of $108 million in the 1998 third quarter as a charge against trading revenues related to risk management instruments.

- Total assets at September 30, 1999 were $371 billion compared with $357 billion at June 30, 1999 and $356 billion at September 30, 1998. Estimated risk-weighted assets increased to $296 billion from $292 billion at June 30, 1999, and from $285 billion one year ago. The company repurchased approximately $780 million, net, in common stock during the quarter. At September 30, 1999, the estimated Tier 1 capital ratio was 8.2 percent.

- Operating results (revenues, expenses and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. There were no special items in the third quarter of 1999. The 1998 third quarter included interest income from prior years' tax refunds of $123 million (after-tax) and costs incurred for accelerated vesting of stock-based incentive awards of $24 million (after-tax). Special items in the 1999 second quarter included a $61 million (after-tax) gain on the sale of One New York Plaza, a $46 million (after-tax) gain on the sale of branches in Beaumont, Texas, and a $65 million (after-tax) special contribution to The Chase Manhattan Foundation.

- On September 28, 1999, the company announced its agreement to acquire Hambrecht & Quist Group (H&Q) for $50 per share in cash or $1.35 billion. On October 19, 1999, H&Q announced that earnings for the fiscal year ended September 30, 1999, are expected to be $4.45 per share. H&Q is one of the leading providers of investment banking services to companies in the highest growth sectors of the global economy, where media, telecommunications, information technology and the Internet converge. The acquisition is expected to be completed by December 31, 1999.



Chase's news releases and quarterly financial results are available on the Internet at www.Chase.com


                                         THE CHASE MANHATTAN CORPORATION
                                    SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                                 (in millions, except per share and ratio data)

                                                                                 %                                         %
As of or for the period ended                          Third Quarter          Over/(Under)         Nine Months          Over/(Under)
                                                  -------------------------                 --------------------------
                                                  ----------    -----------
                                                    1999           1998         1998           1999          1998         1998
                                                  ----------    -----------   ---------     -----------   ------------  ---------

OPERATING BASIS (a)
Operating Revenue                                   $ 5,429        $ 4,325         26%        $ 16,538       $ 14,269        16%
Operating Noninterest Expense                         2,975          2,614         14%           8,880          7,942        12%
Credit Costs (b)                                        642            566         13%           1,934          1,798         8%
Operating Earnings                                  $ 1,187          $ 738         61%         $ 3,711        $ 2,870        29%

Operating Earnings Per Common Share:
      Basic                                          $ 1.42         $ 0.84         69%          $ 4.39         $ 3.29        33%
      Diluted                                          1.37           0.82         67%            4.25           3.20        33%

Cash Operating Earnings                             $ 1,257          $ 801         57%         $ 3,930        $ 3,058        29%
Cash Operating Earnings Per Common Share - Diluted     1.46           0.89         64%            4.50           3.42        32%
Shareholder Value Added (SVA)                           539             68        693%           1,736            936        85%


Operating Performance Ratios:
Return on Average Managed Assets  (c)                  1.23  %        0.77      %                 1.30  %        0.99      %
Return on Average Common Equity  (c)                   21.7           13.1                        22.2           17.8
Common Dividend Payout Ratio                             29             42                          28             33
Efficiency Ratio (d)                                     55             60                          53             55

Selected Balance Sheet Items at Period End: (e)
Managed Loans                                                                                $ 191,486       $185,544         3%
Total Managed Assets                                                                           389,072        375,422         4%

---------------------------------------------------------------------------------------------------------------------------------

AS REPORTED BASIS
Revenue                                             $ 5,191        $ 4,218         23%        $ 15,951       $ 13,596        17%
Noninterest Expense (Excluding Restructuring Costs)   2,981          2,647         13%           8,994          7,981        13%
Restructuring Costs                                       -              -           -               -            529        NM
Provision for Loan Losses                               398            272         46%           1,167            932        25%
Net Income                                          $ 1,187          $ 837         42%         $ 3,753        $ 2,636        42%

Net Income Per Common Share:
      Basic                                          $ 1.42         $ 0.96         48%          $ 4.44         $ 3.02        47%
      Diluted                                          1.37           0.94         46%            4.30           2.93        47%
Cash Dividends Declared                                0.41           0.36         14%            1.23           1.08        14%
Share Price at Period End                                                                        75.38          43.13        75%
Book Value at Period End                                                                         26.01          26.24        (1%)

Common Shares Outstanding:
Average Common Shares:
      Basic                                           821.6          848.3         (3%)          832.6          847.4        (2%)
      Diluted                                         849.7          871.1         (2%)          860.9          871.2        (1%)
Common Shares at Period End                                                                      823.2          845.5        (3%)

Performance Ratios:
Return on Average Total Assets  (c)                    1.29   %       0.92      %                 1.38  %        0.95      %
Return on Average Common Equity  (c)                   21.7           14.9                        22.5           16.3

Selected Balance Sheet Items at Period End:
Loans                                                                                        $ 173,458       $166,572         4%
Total Assets                                                                                   371,044        356,450         4%
Deposits                                                                                       219,623        200,319        10%
Total Stockholders' Equity                                                                      22,341         23,218        (4%)

Capital Ratios:
Tier I Capital Ratio                                                                               8.2  %(f)      8.3  %
Total Capital Ratio                                                                               11.8  (f)      12.1
Tier I Leverage                                                                                    6.7  (f)       6.6

Full-Time Equivalent Employees                                                                  73,018         71,344         2%



(a) Excludes the impact of credit card securitizations, restructuring costs and special items. For a reconciliation of Reported Results as shown on the Consolidated Statement of Income to results on an Operating Basis, see page 10.
(b) Includes provision for loan losses, foreclosed property expense and credit costs related to the securitized credit card portfolio.
(c) Based on annualized amounts.
(d) Noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding restructuring costs,foreclosed property expense, special items and costs associated with the REIT).
(e) Excludes the impact of credit card securitizations.
(f) Estimated
Certain amounts throughout the financial tables have been reclassified to conform to the current presentation.
NM - Not meaningful
Unaudited




                                          THE CHASE MANHATTAN CORPORATION
                                             Lines of Business Results
                                           (in millions, except ratios)




                           Global Bank            National Consumer Services     Global Services             Total (a)
                           -----------            --------------------------     ---------------             --------------

Third Quarter              1999                    1999                       1999                      1999
                                 Over/(Under) 1998       Over/(Under) 1998          Over/(Under) 1998            Over/(Under) 1998
Operating Revenue          $ 2,234  $ 844    61%  $ 2,498     $ 203     9%   $ 801      $ 91     13%   $ 5,429   $ 1,104       26%
Operating Earnings             663    372   128       399        92    30      134        19     17      1,187       449       61
Cash Operating Earnings        674    373   124       435        87    25      150        30     25      1,257       456       57
Average Common Equity       12,707    719     6     7,802        51     1    2,827       860     44     21,328      (353)      (2)
Average Managed Assets (b) 231,811(12,896)   (5)  129,561    10,789     9   15,462     3,981     35    382,094       802        -
Shareholder Value Added (SVA)  247    351    NM       173        87   101       55         2      4        539       471      693
Cash Return on Common Equity 20.7%        1,110bp   21.8%             440bp  20.7%             (310)bp   23.0%                870bp
Cash Efficiency Ratio           49       (1,700)       50            (100)      71             (100)        53               (600)


                                                                 GLOBAL BANK
                                                          KEY FINANCIAL MEASURES
                                             Third Quarter 1999                          Over/(Under) 1998
                                    --------------------------------------      -------------------------------------
                                      Operating       Cash           Cash        Operating       Cash        Cash
                                      Revenues     Operating      Efficiency      Revenues     Operating   Efficiency
                                                    Earnings        Ratio                      Earnings      Ratio
                                    ---------------------------------------------------------------------------------
Global Markets                           $ 922        $ 280            54%             64%          359%      (2,600)bp
Global Investment Banking                  402           94            61             100           571       (3,100)
Corporate Lending                          398          144            27              (1)            2         (100)
Chase Capital Partners                     294          165            13              NM           NM            NM
Global Private Bank                        229           49            63               8             7            -
Other Global Banking                       (11)         (58)           NM              NM           NM            NM
                                    -----------   ----------
     Totals                           $ 2,234         $ 674            49%             61%          124%      (1,700)bp
                                    ===========   ==========



                                                        NATIONAL CONSUMER SERVICES
                                                          KEY FINANCIAL MEASURES



                                                   Third Quarter 1999                                Over/(Under) 1998
                                        ------------------------------------------       ------------------------------------------
                                          Operating         Cash             Cash          Operating         Cash         Cash
                                           Revenues       Operating       Efficiency        Revenues      Operating    Efficiency
                                                          Earnings           Ratio                         Earnings       Ratio
                                        -------------------------------------------------------------------------------------------
Chase Cardmember Services                   $ 1,003          $ 133        35%                3%             36%        (100)bp
Regional Consumer Banking                       611            103        70                  9             11         (100)
Chase Home Finance                              307             73        55                 17             18         (100)
Diversified Consumer Services                   262             36        57                 13              -          400
Middle Markets                                  252             63        53                  4             15         (200)
Other NCS                                        63             27        NM                NM              NM           NM
                                        ============   ============
     Totals                                 $ 2,498          $ 435        50%                 9%            25%        (100)bp
                                        ============   ============



Note:  SVA is Chase's primary measure of business unit performance.  SVA represents  operating earnings excluding the amortization of goodwill and certain  intangibles (i.e., cash operating  earnings),  less preferred dividends and an explicit charge for allocated capital. Additionally,  organizational changes within each of Chase's three major franchises are reflected in the lines of business  results.  The Middle Markets  business,  which previously  reported into the Global Bank franchise,  now reports into the National Consumer franchise.  The Global Asset Management and Mutual Funds business,  which previously was in Corporate, now reports into the Global Bank franchise. Prior periods have been restated.

(a)   Total  column  includes  Chase.com  and the effects  remaining  at the  Corporate  level after the  implementation  of management accounting policies.
(b)   Excludes the impact of credit card securitizations.
NM -  Not meaningful
bp -  basis points
Unaudited



                                                    THE CHASE MANHATTAN CORPORATION
                                                       Lines of Business Results
                                                     (in millions, except ratios)


                                     Global Bank       National Consumer Services     Global Services           Total (a)
                                -----------------      --------------------------  ----------------------  -------------------------
Nine Months                   1999                       1999                     1999                      1999
                                    Over/(Under) 1998         Over/(Under) 1998         Over/(Under) 1998         Over/(Under) 1998
Operating Revenue            $ 7,179 $ 1,415    25%   $ 7,343   $ 658   10%     $ 2,308  $ 249     12%     $16,538 $ 2,269   16%
Operating Earnings             2,338     639    38      1,131     232   26          351     17      5        3,711     841   29
Cash Operating Earnings        2,371     641    37      1,251     227   22          397     48     14        3,930     872   29
Average Common Equity         12,588     598     5      7,726      (1)   -        2,821    840     42       21,997     998    5
Average Managed Assets (b)   232,104 (20,986)   (8)   127,119   9,130    8       15,576  3,206     26      381,904  (7,520)  (2)
Shareholder Value Added (SVA)  1,117     595   114        481     235   96          116    (34)   (23)       1,736     800   85
Cash Return on Common Equity    24.9%          610bp     21.3%         400bp       18.5%         (460)bp      23.6%         460bp
Cash Efficiency Ratio           45            (500)        50            -           73           100           52         (200)



                                                              GLOBAL BANK
                                                        KEY FINANCIAL MEASURES
                                              Nine Months 1999                           Over/(Under) 1998
                                    --------------------------------------      -------------------------------------
                                      Operating       Cash           Cash        Operating       Cash        Cash
                                      Revenues     Operating      Efficiency      Revenues     Operating   Efficiency
                                                    Earnings        Ratio                      Earnings      Ratio
                                    ---------------------------------------------------------------------------------
Global Markets                         $ 3,192      $ 1,097          47%             34%           73%      (1,100)bp
Global Investment Banking                1,096          232          66              15            13          200
Corporate Lending                        1,164          418          27               1             7         (100)
Chase Capital Partners                   1,058          608          10              82            95         (600)
Global Private Bank                        661          133          65               4            (5)         300
Other Global Bank                            8         (117)         NM              NM            NM           NM
                                    -----------   ----------
     Totals                            $ 7,179      $ 2,371          45%             25%           37%        (500)bp
                                    ===========   ==========






                                                      NATIONAL CONSUMER SERVICES
                                                        KEY FINANCIAL MEASURES

                                                 Nine Months 1999                              Over/(Under) 1998
                                     -----------------------------------------      ----------------------------------------
                                       Operating         Cash            Cash         Operating         Cash        Cash
                                        Revenues      Operating       Efficiency       Revenues      Operating    Efficiency
                                                       Earnings         Ratio                         Earnings      Ratio
                                     ---------------------------------------------------------------------------------------
Chase Cardmember Services               $ 3,020          $ 383        35%               5%             17%           - bp
Regional Consumer Banking                 1,779            304        70                9              18         (300)
Chase Home Finance                          870            205        56               16              15          100
Diversified Consumer Services               845            148        52               29              80         (300)
Middle Markets                              729            172        55                2               6            -
Other NCS                                   100             39        NM               NM              NM           NM
                                     ===========    ===========
     Totals                            $ 7,343         $ 1,251        50%              10%             22%           - bp
                                     ===========    ===========





Note:  SVA is Chase's  primary  measure of  business  unit  performance.  SVA  represents  operating  earnings  excluding  the amortization of goodwill and certain  intangibles  (i.e.,  cash operating  earnings),  less preferred  dividends and an explicit  charge for  allocated  capital.  Additionally,  organizational  changes  within  each of Chase's  three major franchises are reflected in the lines of business results. The Middle Markets business,  which previously reported into the Global Bank franchise,  now reports into the National  Consumer  franchise.  The Global Asset Management and Mutual
       Funds business, which previously was in Corporate, now reports into the Global Bank franchise.  Prior periods have been restated.

(a)  Total column  includes  Chase.com and the effects  remaining at the  Corporate  level after the  implementation  of management accounting policies.
(b)  Excludes the impact of credit card securitizations.
NM - Not meaningful
bp - basis points
Unaudited


                                                 THE CHASE MANHATTAN CORPORATION
                                                 CONSOLIDATED STATEMENT OF INCOME
                                               (in millions, except per share data)



                                                                                     %                                       %
                                                            Third Quarter         Over/(Under)      Nine Months        Over/(Under)
                                                        ----------------------                -------------------------
                                                        ---------    ---------                -----------    ----------
                                                          1999         1998         1998         1999          1998        1998
                                                        ---------    ---------    ---------   -----------    ----------  ---------

INTEREST INCOME
Loans                                                    $ 3,288      $ 3,287                    $ 9,662      $ 10,008
Securities                                                   762          874                      2,344         2,652
Trading Assets                                               399          604                      1,228         1,996
Federal Funds Sold and Securities Purchased
   Under Resale Agreements                                   352          517                      1,122         1,742
Deposits with Banks                                          195          150                        540           450
                                                        ---------    ---------                -----------    ----------
    Total Interest Income                                  4,996        5,432                     14,896        16,848
                                                        ---------    ---------                -----------    ----------

INTEREST EXPENSE
Deposits                                                   1,650        1,524                      4,806         5,123
Short-Term and Other Borrowings                              870        1,378                      2,635         4,365
Long-Term Debt                                               306          324                        936           954
                                                        ---------    ---------                -----------    ----------
                                                        ---------    ---------                -----------    ----------
    Total Interest Expense                                 2,826        3,226                      8,377        10,442
                                                        ---------    ---------                -----------    ----------

NET INTEREST INCOME                                        2,170        2,206          (2%)        6,519         6,406          2%
Provision for Loan Losses                                    398          272          46%         1,167           932         25%
                                                        ---------    ---------                -----------    ----------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                         1,772        1,934          (8%)        5,352         5,474         (2%)
                                                        ---------    ---------                -----------    ----------

NONINTEREST REVENUE
Investment Banking Fees                                      486          322          51%         1,388         1,121         24%
Trust, Custody and Investment Management Fees                457          398          15%         1,332         1,129         18%
Credit Card Revenue                                          441          381          16%         1,258         1,046         20%
Fees for Other Financial Services                            637          522          22%         1,777         1,541         15%
Trading Revenue                                              462          (69)         NM          1,606           722        122%
Securities Gains                                              (1)         261          NM            160           442        (64%)
Private Equity Gains                                         377           60         528%         1,215           723         68%
Other Revenue                                                162          137          18%           696           466         49%
                                                        ---------    ---------                -----------    ----------
    Total Noninterest Revenue                              3,021        2,012          50%         9,432         7,190         31%
                                                        ---------    ---------                -----------    ----------

NONINTEREST EXPENSE
Salaries                                                   1,417        1,205          18%         4,217         3,729         13%
Employee Benefits                                            238          221           8%           731           660         11%
Occupancy Expense                                            218          198          10%           642           578         11%
Equipment Expense                                            255          219          16%           737           640         15%
Other Expense                                                853          804           6%         2,667         2,374         12%
                                                        ---------    ---------                -----------    ----------
    Total Noninterest Expense Before Restructuring Costs   2,981        2,647          13%         8,994         7,981         13%
Restructuring Costs                                           --           --           --            --           529         NM
                                                        ---------    ---------                -----------    ----------
                                                        ---------    ---------                -----------    ----------
    Total Noninterest Expense                              2,981        2,647          13%         8,994         8,510          6%
                                                        ---------    ---------                -----------    ----------

INCOME BEFORE INCOME TAX EXPENSE                           1,812        1,299          39%         5,790         4,154         39%
Income Tax Expense                                           625          462          35%         2,037         1,518         34%
                                                        ---------    ---------                -----------    ----------
                                                        =========    =========                ===========    ==========
NET INCOME                                               $ 1,187        $ 837          42%       $ 3,753       $ 2,636         42%
                                                        =========    =========                ===========    ==========
                                                        =========    =========                ===========    ==========
NET INCOME APPLICABLE TO COMMON STOCK                    $ 1,168        $ 815          43%       $ 3,698       $ 2,556         45%
                                                        =========    =========                ===========    ==========

NET INCOME PER COMMON SHARE:
    Basic                                                 $ 1.42       $ 0.96          48%        $ 4.44        $ 3.02         47%
    Diluted                                               $ 1.37       $ 0.94          46%        $ 4.30        $ 2.93         47%


NM - Not meaningful
Unaudited


                                              THE CHASE MANHATTAN CORPORATION
                                    NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                                       (in millions)


                                                                                %                                     %
                                                          Third Quarter     Over/(Under)       Nine Months        Over/(Under)
                                                       --------------------               -----------------------
                                                       ---------  ---------               ---------    ----------
NONINTEREST REVENUE                                      1999       1998      1998          1999         1998       1998
                                                       ---------  --------- ----------    ---------    ---------- ----------

Fees for Other Financial Services:
    Service Charges on Deposit Accounts                   $ 104       $ 92        13%        $ 289         $ 275         5%
    Fees in Lieu of Compensating Balances                   106         85        25%          287           256        12%
    Mortgage Servicing Fees                                  96         43       123%          238           149        60%
    Commissions on Letters of Credit and Acceptances         69         72        (4%)         207           218        (5%)
    Brokerage and Investment Services                        43         35        23%          136           102        33%
    Insurance Fees (a)                                       44         40        10%          124           103        20%
    Loan Commitment Fees                                     44         31        42%          111           101        10%
    Other Fees                                              131        124         6%          385           337        14%
                                                       ---------  ---------               ---------    ----------
                                                       =========  =========               =========    ==========
        Total                                             $ 637      $ 522        22%       $1,777        $1,541        15%
                                                       =========  =========               =========    ==========

Trading-Related Revenue: (b)
    Interest Rate Contracts                               $ 223       $ 66       238%        $ 805         $ 292       176%
    Foreign Exchange Spot and Option Contracts              199        250       (20%)         616           796       (23%)
    Equities and Commodities                                129         19       579%          303           124       144%
    Debt Instruments and Other                              128       (259)       NM           525            51       929%
                                                       ---------  ---------               ---------    ----------
        Total                                             $ 679       $ 76       793%       $2,249        $1,263        78%
                                                       =========  =========               =========    ==========

Other Revenue:
    Residential Mortgage Origination/Sales Activities      $ 95      $ 105       (10%)       $ 275         $ 241        14%
    Gains on Sales of a Nonstrategic Building and Branches   --         --         --          166 (c)        --        NM
    All Other Revenue                                        67         32       109%          255           225        13%
                                                       ---------  ---------               ---------    ----------
                                                       =========  =========               =========    ==========
        Total                                             $ 162      $ 137        18%        $ 696         $ 466        49%
                                                       =========  =========               =========    ==========


----------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE

Other Expense:
    Professional Services                                 $ 170      $ 180        (6%)       $ 510         $ 483         6%
    Marketing Expense                                       128        108        19%          356           306        16%
    Telecommunications                                       96         90         7%          284           258        10%
    Amortization of Intangibles                              70         63        11%          219           188        16%
    Travel and Entertainment                                 54         58        (7%)         163           177        (8%)
    Minority Interest (d)                                    12         12         --           37            36         3%
    Foreclosed Property Expense                               6         (4)       NM            14             2       600%
    Special Contribution to the Foundation                   --         --         --          100  (e)       --        NM
    All Other                                               317        297         7%          984           924         6%
                                                       ---------  ---------               ---------    ----------
                                                       =========  =========               =========    ==========
        Total                                             $ 853      $ 804         6%       $2,667        $2,374        12%
                                                       =========  =========               =========    ==========

(a) Insurance amounts exclude certain insurance fees related to credit cards and mortgage products, which are included in those revenue captions.
(b) Charge-offs for risk management instruments are included in trading revenue. All prior periods have been restated.
Trading-related revenue includes net interest income attributable to trading activities.
(c) Includes a $95 million gain on the sale of One New York Plaza and a $71 million gain on the sale of branches in Beaumont,
Texas, both in the 1999 second quarter.
(d) Includes REIT minority interest of $11 million in each quarter and $33 million in each nine month period.
(e) Represents a $100 million special contribution to The Chase Manhattan Foundation in the 1999 second quarter.
NM - Not meaningful
Unaudited




                                              THE CHASE MANHATTAN CORPORATION
                                              OPERATING INCOME RECONCILIATION
                                           (in millions, except per share data)



                                                         THIRD QUARTER 1999                            THIRD QUARTER 1998
                                     -----------------------------------------     -----------------------------------------

                                      REPORTED  CREDIT     SPECIAL    OPERATING     REPORTED  CREDIT     SPECIAL   OPERATING
                                      RESULTS    CARD      ITEMS      BASIS         RESULTS    CARD      ITEMS      BASIS
                                       (a)        (b)       (c)                      (a)        (b)       (c)
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
EARNINGS
Market-Sensitive Revenue              $ 1,541       $ -       $ -     $ 1,541        $ 719        $ -       $ -       $ 719
Less Market-Sensitive Revenue           3,650       238         -       3,888        3,499        298      (191)      3,606
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Total Revenue                           5,191       238         -       5,429        4,218        298      (191)      4,325
Noninterest Expense                     2,975         -         -       2,975        2,651          -       (37)      2,614
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Operating Margin                        2,216       238         -       2,454        1,567        298      (154)      1,711
Credit Costs                              404       238         -         642          268        298         -         566
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Income Before Income Tax Expense        1,812         -         -       1,812        1,299          -      (154)      1,145
Income Tax Expense                        625         -         -         625          462          -       (55)        407
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
                                     =========  ========  ========   =========     ========   ========  ========   =========
Net Income                            $ 1,187       $ -       $ -     $ 1,187        $ 837        $ -     $ (99)      $ 738
                                     =========  ========  ========   =========     ========   ========  ========   =========

NET INCOME PER COMMON SHARE

Basic                                  $ 1.42                          $ 1.42       $ 0.96                           $ 0.84
Diluted                                $ 1.37                          $ 1.37       $ 0.94                           $ 0.82

----------------------------------------------------------------------------------------------------------------------------

                                                          NINE MONTHS 1999                              NINE MONTHS 1998
                                     -----------------------------------------     -----------------------------------------

                                      REPORTED  CREDIT     SPECIAL   OPERATING      REPORTED  CREDIT     SPECIAL   OPERATING
                                      RESULTS    CARD      ITEMS      BASIS         RESULTS    CARD      ITEMS      BASIS
                                       (a)        (b)       (c)                      (a)        (b)       (c)
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
EARNINGS
Market-Sensitive Revenue              $ 5,012       $ -       $ -     $ 5,012      $ 3,549        $ -       $ -     $ 3,549
Less Market-Sensitive Revenue          10,939       753      (166)     11,526       10,047        864      (191)     10,720
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Total Revenue                          15,951       753      (166)     16,538       13,596        864      (191)     14,269
Noninterest Expense                     8,980         -      (100)      8,880        7,979          -       (37)      7,942
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Operating Margin                        6,971       753       (66)      7,658        5,617        864      (154)      6,327
Credit Costs                            1,181       753         -       1,934          934        864         -       1,798
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Income Before Restructuring Costs       5,790         -       (66)      5,724        4,683          -      (154)      4,529
Restructuring Costs                         -         -         -           -          529          -      (529)          -
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
Income Before Income Tax Expense        5,790         -       (66)      5,724        4,154          -       375       4,529
Income Tax Expense                      2,037         -       (24)      2,013        1,518          -       141       1,659
                                     ---------  --------  --------   ---------     --------   --------  --------   ---------
                                     =========  ========  ========   =========     ========   ========  ========   =========
Net Income                            $ 3,753       $ -     $ (42)    $ 3,711      $ 2,636        $ -     $ 234     $ 2,870
                                     =========  ========  ========   =========     ========   ========  ========   =========

NET INCOME PER COMMON SHARE

Basic                                  $ 4.44                          $ 4.39       $ 3.02                           $ 3.29
Diluted                                $ 4.30                          $ 4.25       $ 2.93                           $ 3.20

Note: Charge-offs and provisions for risk management instruments, included in credit costs prior to 1999, are now netted against trading revenue.  All prior periods have been restated.

(a) Represent results as reported in Chase's financial statements, except that revenues are categorized between market-sensitive and less market-sensitive revenues, foreclosed property expense is reclassified from noninterest expense to credit costs, and restructuring costs have been separately displayed. Market-sensitive revenue includes investment banking fees, trading-related revenue (including trading-related net interest income), securities gains and private equity gains.
(b) This column excludes the impact of credit card securitizations.
(c) Includes restructuring costs and special items. The 1999 nine months results included $166 million in gains from sales of nonstrategic assets, of which $95 million was from the sale of One New York Plaza and $71 million was from the sale of branches in Beaumont, Texas, and a special contribution of $100 million. The 1998 third quarter and nine months included interest income from prior years' tax refunds of $191 million and costs incurred for accelerated vesting of stock-based incentive awards of $37 million. The 1998 nine months also included a $510 million charge taken in connection with initiatives to streamline support functions, and merger-related restructuring costs of $19 million.

Unaudited



                                                   THE CHASE MANHATTAN CORPORATION
                                                      CONSOLIDATED BALANCE SHEET
                                                            (in millions)

                                                                                                                          %
                                                                                        September 30,               Over/(Under)
                                                                              ----------------------------------
                                                                                  1999                1998              1998
                                                                              --------------     ---------------    --------------

ASSETS
Cash and Due from Banks                                                            $ 16,490            $ 14,585               13%
Deposits with Banks                                                                   5,856               3,877               51%
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                28,368              23,591               20%
Trading Assets:
    Debt and Equity Instruments                                                      26,069              28,491               (9%)
    Risk Management Instruments                                                      31,123              33,313               (7%)
Securities                                                                           55,113              57,465               (4%)
Loans (Net of Allowance for Loan Losses of $3,555 in 1999
               and $3,554 in 1998)                                                  169,903             163,018                4%
Other Assets                                                                         38,122              32,110               19%
                                                                              --------------     ---------------
    TOTAL ASSETS                                                                  $ 371,044           $ 356,450                4%
                                                                              ==============     ===============

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                            $ 49,722            $ 46,231                8%
    Interest-Bearing                                                                 78,993              76,115                4%
  Foreign:
    Noninterest-Bearing                                                               6,363               3,877               64%
    Interest-Bearing                                                                 84,545              74,096               14%
                                                                              --------------     ---------------
     Total Deposits                                                                 219,623             200,319               10%
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                 43,879              43,156                2%
Commercial Paper                                                                      5,996               4,239               41%
Other Borrowed Funds                                                                  7,046               7,761               (9%)
Trading Liabilities                                                                  37,084              44,491              (17%)
Accounts Payable, Accrued Expenses and Other Liabilities, Including
    the Allowance for Credit Losses of $170 in 1999 and 1998                         15,343              16,312               (6%)
Long-Term Debt                                                                       16,644              14,216               17%
Guaranteed Preferred Beneficial Interests in Corporation's
    Junior Subordinated Deferrable Interest Debentures                                2,538               2,188               16%
                                                                              --------------     ---------------
    TOTAL LIABILITIES                                                               348,153             332,682                5%
                                                                              --------------     ---------------

PREFERRED STOCK OF SUBSIDIARY                                                           550                 550                --
                                                                              --------------     ---------------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                         928               1,028              (10%)
Common Stock                                                                            882                 882                --
Capital Surplus                                                                       9,635               9,852               (2%)
Retained Earnings                                                                    16,210              12,722               27%
Accumulated Other Comprehensive Income (Loss)                                        (1,038)                701                NM
Treasury Stock, at Cost                                                              (4,276)             (1,967)             117%
                                                                              --------------     ---------------
    TOTAL STOCKHOLDERS' EQUITY                                                       22,341              23,218               (4%)
                                                                              --------------     ---------------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                   $ 371,044           $ 356,450                4%
                                                                              ==============     ===============


NM - Not meaningful
Unaudited



                                                THE CHASE MANHATTAN CORPORATION
                                               CONSOLIDATED STATEMENT OF CHANGES
                                                    IN STOCKHOLDERS' EQUITY
                                                         (in millions)



                                                                                                             Nine Months
                                                                                            ----------------------------------
                                                                                            ------------         -------------
                                                                                               1999                  1998
                                                                                            ------------         -------------

Preferred Stock
Balance at Beginning of Year                                                                    $ 1,028               $ 1,740
Issuance of Stock                                                                                     -                   200
Redemption of Stock                                                                                (100)                 (912)
                                                                                            ------------         -------------
Balance at End of Period                                                                          $ 928               $ 1,028
                                                                                            ------------         -------------

Common Stock
Balance at Beginning of Year                                                                      $ 882                 $ 441
Issuance of Common Stock for a Two-for-One Stock Split                                                -                   441
                                                                                            ------------         -------------

Balance at End of Period                                                                          $ 882                 $ 882
                                                                                            ------------         -------------

Capital Surplus
Balance at Beginning of Year                                                                    $ 9,836              $ 10,360
Issuance of Common Stock for a Two-for-One Stock Split                                                -                  (441)
Shares Issued and Commitments to Issue Common Stock
    for Employee Stock-Based Awards and Related Tax Effects                                        (201)                  (67)
                                                                                            ------------         -------------
Balance at End of Period                                                                        $ 9,635               $ 9,852
                                                                                            ------------         -------------

Retained Earnings
Balance at Beginning of Year                                                                   $ 13,544              $ 11,086
Net Income                                                                                        3,753                 2,636
Cash Dividends Declared:
    Preferred Stock                                                                                 (55)                  (80)
    Common Stock                                                                                 (1,032)                 (920)
                                                                                            ------------         -------------
Balance at End of Period                                                                       $ 16,210              $ 12,722
                                                                                            ------------         -------------

Accumulated Other Comprehensive Income (Loss)
Balance at Beginning of Year                                                                      $ 392                 $ 112
Other Comprehensive Income (Loss)                                                                (1,430)                  589
                                                                                            ------------         -------------
Balance at End of Period                                                                        $(1,038)                $ 701
                                                                                            ------------         -------------

Treasury Stock, at Cost
Balance at Beginning of Year                                                                    $(1,844)              $(1,997)
Purchase of Treasury Stock                                                                       (4,172)               (1,038)
Reissuance of Treasury Stock                                                                      1,740                 1,068
                                                                                            ------------         -------------
Balance at End of Period                                                                        $(4,276)              $(1,967)
                                                                                            ------------         -------------

Total Stockholders' Equity                                                                     $ 22,341              $ 23,218
                                                                                            ============         =============

------------------------------------------------------------------------------------------------------------------------------

Comprehensive Income
Net Income                                                                                      $ 3,753               $ 2,636
Other Comprehensive Income (Loss)                                                                (1,430)                  589
                                                                                            ------------         -------------

Comprehensive Income                                                                            $ 2,323               $ 3,225
                                                                                            ============         =============


Unaudited



                                                  THE CHASE MANHATTAN CORPORATION
                                                     CREDIT RELATED INFORMATION
                                                    (in millions, except ratios)



                                                                              %                                           %
                                               Credit-Related Assets      Over/(Under)      Nonperforming Assets       Over/(Under)
                                             ---------------------------                  -------------------------
               September 30,                    1999           1998         1998             1999          1998         1998
-------------------------------------------- ------------   ------------  ----------      -----------   -----------   ----------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages           $ 42,134       $ 39,250          7%            $ 308         $ 343         (10%)
     Credit Card  - Reported                      14,246         12,472         14%               --            --           --
     Credit Card Securitizations (a)              18,028         18,972         (5%)              --            --           --
                                             ------------   ------------                  -----------   -----------
     Credit Card - Managed                        32,274         31,444          3%               --            --           --
     Auto Financings                              18,429         14,694         25%               73            46          59%
     Other Consumer                                6,536          8,786        (26%)               5             8         (38%)
                                             ------------   ------------                  -----------   -----------
Total Domestic Consumer                           99,373         94,174          6%              386           397          (3%)
Total Foreign Consumer                             2,822          2,976         (5%)              30            21          43%
                                             ------------   ------------                  -----------   -----------
Total Consumer Loans                             102,195         97,150          5%              416           418           --
                                             ------------   ------------                  -----------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                    51,994         48,011          8%              458           353          30%
     Commercial Real Estate                        3,363          5,071        (34%)              50            53          (6%)
                                             ------------   ------------                  -----------   -----------
Total Domestic Commercial                         55,357         53,082          4%              508           406          25%
Total Foreign Commercial                          33,934         35,312         (4%)             950           559          70%
                                             ------------   ------------                  -----------   -----------
Total Commercial Loans                            89,291         88,394          1%            1,458           965          51%
                                             ------------   ------------                  -----------   -----------

Derivative and FX Contracts                       31,408         33,547         (6%)              36            19          89%
                                             ------------   ------------                  -----------   -----------

Total Commercial Credit-Related                  120,699        121,941         (1%)           1,494           984          52%
                                             ------------   ------------                  -----------   -----------

Total Managed Credit-Related                   $ 222,894      $ 219,091          2%            1,910         1,402          36%
                                             ============   ============                  -----------   -----------
Assets Acquired as Loan Satisfactions                                                            105           131         (20%)
                                                                                          -----------   -----------

Total Nonperforming Assets                                                                   $ 2,015       $ 1,533          31%
                                                                                          ===========   ===========



--------------------------------------------------------------------------------------------------------------------------------



                                                                              %                                           %
                                                     Third Quarter    Over/(Under)                Nine Months      Over/(Under)
                                                           ---------------                             --------------

            Net Charge-Offs                     1999           1998         1998             1999          1998         1998
-------------------------------------------- ------------   ------------  ----------      -----------   -----------   ----------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages                $ 9            $ 6         50%             $ 19          $ 22         (14%)
     Credit Card  - Reported                         207            187         11%              641           550          17%
     Credit Card Securitizations (a)                 238            298        (20%)             753           864         (13%)
                                             ------------   ------------                  -----------   -----------
     Credit Card - Managed                           445            485         (8%)           1,394         1,414          (1%)
     Auto Financings                                  19             17         12%               57            58          (2%)
     Other Consumer                                   49             39         26%              144           123          17%
                                             ------------   ------------                  -----------   -----------
Total Domestic Consumer                              522            547         (5%)           1,614         1,617           --
Total Foreign Consumer                                 9              6         50%               27            14          93%
                                             ------------   ------------                  -----------   -----------
Total Consumer Loans                                 531            553         (4%)           1,641         1,631           1%
                                             ------------   ------------                  -----------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                        68            (59)         NM              145           (77)          NM
     Commercial Real Estate                           (2)            (3)         NM              (13)           (9)          NM
                                             ------------   ------------                  -----------   -----------
Total Domestic Commercial                             66            (62)         NM              132           (86)          NM
Total Foreign Commercial                              36            154        (77%)             143           326         (56%)
                                             ------------   ------------                  -----------   -----------
Total Commercial Loans                               102             92         11%              275           240          15%
                                             ------------   ------------                  -----------   -----------
Total Managed Net Charge-offs (b)                  $ 633          $ 645         (2%)         $ 1,916       $ 1,871           2%
                                             ============   ============                  ===========   ===========


(a) Represents the portion of Chase's credit card receivables that have been securitized.
(b) Excludes charge-offs for risk management instruments of $108 million in the third quarter of 1998 and $130 million for the first nine months of 1998, which are netted against trading revenues.
NM - Not meaningful
Unaudited




                                            THE CHASE MANHATTAN CORPORATION
                                        CREDIT RELATED INFORMATION (Continued)

                                                                     As of or For The        As of or For The
                                                                    Three Months Ended      Nine Months Ended
MANAGED CREDIT CARD PORTFOLIO *                                        September 30,           September 30,
                                                              ------------------------------------------------

     (in millions, except ratios)                                1999       1998         1999       1998
--------------------------------------------------            ----------- ----------  ----------- ----------

Average Credit Card Receivables                                  $32,869    $31,607      $32,510    $31,991
Past Due 90 Days or More and Accruing                              $ 591      $ 675        $ 591      $ 675
   As a Percentage of Average Credit Card Receivables              1.80%      2.14%        1.82%      2.11%
Net Charge-offs                                                    $ 454      $ 489      $ 1,416    $ 1,425
   As a Percentage of Average Credit Card Receivables              5.53%      6.19%        5.81%      5.94%

* Includes domestic and international credit card activity.

------------------------------------------------------------------------------------------------------------------------



                                             SELECTED COUNTRY EXPOSURE (a)
                                                     (in billions)


                                                  At September 30, 1999                                     At Dec. 31, 1998
                          ----------------------------------------------------------------------- ----------------------
                                                                                       Country                 Country
                                                     Gross                   Net       Related       Net       Related
                                                     Local       Less      Cross-       Resale     Cross-      Resale
                           Lending-     Trading-    Country     Local      Border       Agree-     Border      Agree-
     LATIN AMERICA        Related (b)  Related (c)  Assets     Funding    Exposure (a)ments (a)   Exposure      ments
-------------------------

Brazil                          $ 1.1       $ 0.3     $ 1.0       $ (0.6)     $ 1.8        $ 1.2      $ 2.3       $ 0.9
Argentina                         1.9         0.2       0.3         (0.3)       2.1          0.7        2.3         0.5
Mexico                            1.0         0.7       0.4         (0.4)       1.7          0.4        1.8         0.4
Chile                             0.8           -       0.1         (0.1)       0.8            -        0.9           -
Colombia                          0.7           -         -            -        0.7            -        0.8           -
Venezuela                         0.3           -         -            -        0.3          0.2        0.4           -
All Other Latin America (d)       0.4         0.5       0.7         (0.7)       0.9            -        1.0           -
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------
       Total Latin America      $ 6.2       $ 1.7     $ 2.5       $ (2.1)     $ 8.3        $ 2.5      $ 9.5       $ 1.8
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------

  ASIAN IMF COUNTRIES
-------------------------

South Korea                     $ 0.6       $ 0.3     $ 0.9       $ (0.4)     $ 1.4          $ -      $ 2.4         $ -
Indonesia                         0.9         0.1       0.1         (0.1)       1.0            -        1.2           -
Thailand                          0.2         0.1       0.8         (0.4)       0.7            -        0.9           -
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------
  Subtotal                        1.7         0.5       1.8         (0.9)       3.1            -        4.5           -

OTHER EMERGING ASIA
-------------------------

Hong Kong                         0.6         0.1       4.9         (4.9)       0.7            -        0.8           -
Singapore                         0.7         0.1       0.1         (0.1)       0.8            -        0.8           -
Philippines                       0.2         0.1       0.2         (0.1)       0.4          0.1        0.6           -
Malaysia                          0.2         0.1       0.5         (0.1)       0.7            -        0.6           -
China                             0.3         0.1       0.2         (0.1)       0.5            -        0.6           -
All Other Asia                    0.3         0.1       0.2         (0.2)       0.4            -        0.5           -
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------
  Total Asia excluding
     Japan, Australia
     and New Zealand            $ 4.0       $ 1.1     $ 7.9       $ (6.4)     $ 6.6        $ 0.1      $ 8.4         $ -
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------

Japan                           $ 3.0       $ 1.8     $ 2.1       $ (2.1)     $ 4.8        $ 1.0      $ 5.2       $ 1.7
Australia                         0.6         0.7       2.7         (2.0)       2.0            -        1.9           -
New Zealand                       0.1         0.3         -            -        0.4          0.1        0.6           -
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------
  Total Japan, Australia
      and New Zealand           $ 3.7       $ 2.8     $ 4.8       $ (4.1)     $ 7.2        $ 1.1      $ 7.7       $ 1.7
                          ------------ -----------  --------  ----------- ----------  ----------- ----------  ----------
(a) Estimated cross-border disclosure is based on the Federal Financial Institutions Examination Council ("FFIEC") guidelines governing the determination of cross-border risk. Under FFIEC guidelines, resale agreements are reported by the country of the issuer of the underlying security. Chase, however, does not consider the cross-border risk of resale agreements to depend upon the country of the issuer of the underlying security and, as a result, has presented these amounts separately in the above table.
(b) Includes loans and accrued interest, interest-bearing deposits with banks, acceptances, other monetary assets, issued letters of credit and undrawn commitments to extend credit.
(c) Includes cross-border trading debt and equity instruments and the mark-to-market exposure of foreign exchange and derivative contracts. The amounts associated with foreign exchange and derivative contracts are presented after taking into account the impact of legally enforceable master netting agreements.
(d) Excludes Bermuda and Cayman Islands.
Unaudited

                                                            THE CHASE MANHATTAN CORPORATION
                                             Condensed Average Consolidated Balance Sheet, Interest and Rates
                                                      (Taxable-Equivalent Interest and Rates; in millions)

                                                              Third Quarter 1999                      Third Quarter 1998
                                               ------------------------------------   -------------------------------------
                                                 Average                   Rate         Average                    Rate
                                                 Balance     Interest    (Annualized)   Balance     Interest     (Annualized)
ASSETS
Liquid Interest-Earning Assets                    $ 63,983       $ 946       5.86%       $ 63,853     $ 1,271        7.89%
Securities                                          53,016         767       5.74%         56,897         879        6.13%
Loans                                             173,246       3,289        7.53%       166,134       3,288         7.86%
Total Interest-Earning Assets                      290,245       5,002       6.84%        286,884       5,438        7.52%
Noninterest-Earning Assets                         74,600                                 75,981
    Total Assets                                 $364,845                               $362,865

LIABILITIES
Interest-Bearing Deposits                         $160,820       1,650       4.07%       $150,787       1,524 (b)    4.01%
Short-Term and Long-Term Debt                      90,399       1,176        5.16%        90,976       1,702         7.42%
Total Interest-Bearing Liabilities                 251,219      2,826        4.46%        241,763      3,226         5.29%
Noninterest-Bearing Deposits                        48,636                                 45,684
Other Noninterest-Bearing Liabilities              42,086                                 52,021
    Total Liabilities                             341,941                                339,468
PREFERRED STOCK OF SUBSIDIARY                         550                                    550
STOCKHOLDERS' EQUITY
Preferred Stock                                      1,026                                  1,166
Common Stockholders' Equity                        21,328                                 21,681
    Total Stockholders' Equity                     22,354                                 22,847
Total Liabilities, Preferred Stock of Subsidiary
    and Stockholders' Equity                     $364,845                               $362,865

INTEREST RATE SPREAD                                                         2.38%                                   2.23%
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                $ 2,176        2.97%                   $ 2,212         3.06%

NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS (a)                            $ 2,508        3.24%                   $ 2,586         3.36% (b)

---------------------------------------------------------------------------------------------------------------------------

                                                               Nine Months 1999                        Nine Months 1998
                                               ------------------------------------   -------------------------------------
                                                 Average                   Rate         Average                    Rate
                                                 Balance     Interest    (Annualized)   Balance     Interest     (Annualized)
ASSETS
Liquid Interest-Earning Assets                    $ 61,997     $ 2,890       6.23%       $ 71,187     $ 4,188        7.86%
Securities                                          54,948       2,355       5.73%         56,511       2,668        6.31%
Loans                                             173,078       9,666        7.47%       168,128      10,012         7.96%
Total Interest-Earning Assets                      290,023      14,911       6.87%        295,826      16,868        7.62%
Noninterest-Earning Assets                         74,246                                 75,623
    Total Assets                                 $364,269                               $371,449

LIABILITIES
Interest-Bearing Deposits                         $160,809       4,806       4.00%       $151,240       5,123 (b)    4.53%
Short-Term and Long-Term Debt                      89,729       3,571        5.32%       100,300       5,319         7.09%
Total Interest-Bearing Liabilities                 250,538      8,377        4.47%        251,540     10,442         5.55%
Noninterest-Bearing Deposits                        48,091                                 45,340
Other Noninterest-Bearing Liabilities              42,066                                 51,655
    Total Liabilities                             340,695                                348,535
PREFERRED STOCK OF SUBSIDIARY                         550                                    550
STOCKHOLDERS' EQUITY
Preferred Stock                                      1,027                                  1,365
Common Stockholders' Equity                        21,997                                 20,999
    Total Stockholders' Equity                     23,024                                 22,364
Total Liabilities, Preferred Stock of Subsidiary
    and Stockholders' Equity                     $364,269                               $371,449

INTEREST RATE SPREAD                                                         2.40%                                   2.07%
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                $ 6,534        3.01%                   $ 6,426         2.90%

NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS (a)                            $ 7,534        3.27%                   $ 7,519         3.20% (b)

(a)  Excludes the impact of the credit card securitizations.
(b)  Includes $191 million pre-tax income for prior years' tax refunds.  Excluding this amount, the net yield on interest-earning assets would be 3.11% for the 1998 third quarter and 3.12% for the 1998 first nine months.
Unaudited
